Exhibit 99.1

Atlas America Stockholders and Atlas Energy Unitholders Approve

Merger

PHILADELPHIA, PA - September 25, 2009 - Atlas America, Inc. (NASDAQ: ATLS) (“Atlas America”) and Atlas Energy Resources, LLC (NYSE: ATN) (“Atlas Energy”) today jointly announced that their stockholders and unitholders, respectively, approved the pending merger between Atlas Energy and a wholly owned subsidiary of Atlas America. This merger will result in Atlas Energy surviving as a wholly owned subsidiary of Atlas America. Atlas America stockholders approved the issuance of 1.16 shares of Atlas America common stock in exchange for each Class B common unit of Atlas Energy in connection with the merger, excluding treasury units and Atlas Energy common units held by Atlas America and its subsidiaries. The proposal to approve the issuance of shares to holders of Atlas Energy common units was approved by approximately 99.8 percent of the votes cast by Atlas America stockholders. The proposal to approve the merger was approved by approximately 99.5 percent of the votes cast by Atlas Energy unitholders. Upon completion of the merger, Atlas America will be named “Atlas Energy, Inc.” The merger is expected to close before the end of the third quarter 2009.

Following the closing of the merger, Atlas Energy, Inc. expects to continue the accelerated expansion of its leading Marcellus Shale position in southwestern Pennsylvania with retained cash flows from operations.

Atlas America, Inc. currently owns approximately 48% of the common unit interests and all of the management incentive interests in Atlas Energy. Atlas America, Inc. also owns 1.1 million limited partner units in Atlas Pipeline Partners, L.P. (NYSE: APL) and a 64% interest in Atlas Pipeline Holdings, L.P. (NYSE: AHD), a limited partnership which owns the general partner interest, all the incentive distribution rights and 5.8 million common units of Atlas Pipeline Partners, L.P. For more information, please visit Atlas America’s website at www.atlasamerica.com, or contact Investor Relations at InvestorRelations@atlasamerica.com.

Atlas Energy Resources, LLC is one of the largest independent natural gas producers in the Appalachian and Michigan Basins and a leading producer in the Marcellus Shale in southwestern Pennsylvania. Atlas Energy is also the country’s largest sponsor and manager of tax-advantaged energy investment partnerships that finance the exploration and development of Atlas Energy’s acreage. For more information, visit Atlas Energy’s website at www.atlasenergyresources.com or contact investor relations at InvestorRelations@atlasamerica.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Each of Atlas America and Atlas Energy cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger between a subsidiary of Atlas America and Atlas Energy, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; changes in commodity price; inability to obtain capital needed for operations; the level of indebtedness; changes in government environmental policies; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in either company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including each company’s report on Form 10-K for the year ended December 31, 2008, and subsequent quarterly reports on Forms 10-Q. There can be no assurance that the transactions described in this document will be consummated. Forward-looking statements speak only as of the date hereof, and each company assumes no obligation to update such statements.

Contact:	Brian Begley

Investor Relations

(877) 280-2857

(215) 553-8455 (fax)